                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                              INTERSYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                               INTERSYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JULY 9, 1998
                              ---------------------

To Our Stockholders:

         You are cordially invited to attend the Annual Meeting of Stockholders of InterSystems, Inc. (the "Company") to be held on Thursday, July 9, 1998, at 10:00 a.m., at the offices of the Company at 537 Steamboat Road, 4th Floor, Greenwich, Connecticut, for the following purposes:

         1.       to elect three directors; and

         2. to transact such other business as may properly come before the meeting or any adjournment of the meeting.

         Only stockholders of record at the close of business on May 29, 1998 will be entitled to notice of and to vote at the meeting.

         Please sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States, so that your shares may be represented at the meeting.

                                            By Order of the Board of Directors


                                            David S. Lawi
                                            Secretary


Houston, Texas
June 1, 1998

                               INTERSYSTEMS, INC.
                               7115 CLINTON DRIVE
                              HOUSTON, TEXAS 77020

                              --------------------


                                 PROXY STATEMENT

                              --------------------

         The accompanying proxy is solicited on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on July 9, 1998 and at any adjournment of the meeting. The proxy may be revoked at any time before it is exercised by notice, in writing, to the secretary of the Company.

         The Board of Directors has fixed the close of business on May 29, 1998 as the record date for the meeting. On that date, the Company had outstanding 7,916,376 shares of common stock. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or at any adjournment thereof. Each such stockholder will be entitled to one vote for each share held and may vote in person or by proxy authorized in writing. Holders of the Company's common stock have no cumulative voting rights in the election of directors.

         The principal offices of the Company are located at 7115 Clinton Drive, Houston, Texas 77020. The proxy statement and form of proxy are being sent to stockholders on or about June 1, 1998.

                              ELECTION OF DIRECTORS

         In 1988, the Company adopted a classified Board of Directors, which divided the directors into three classes. At each annual meeting, the successors to the class of directors whose term expires at that meeting are elected to serve a three-year term and until their successors are elected and qualified. Accordingly, the Directors whose terms expire in 1997 are nominees for re-election at the 1998 Annual Meeting of Stockholders. The nominees named by the Board of Directors are Messrs. Herbert M. Pearlman, Fred S. Zeidman and John
E. Stieglitz.

         The persons named in the enclosed form of proxy have advised that unless contrary instructions are received, they intend to vote for the nominees named by the Board of Directors of the Company and listed below. If, by reason of death or other unexpected occurrence, the nominee is not available for election, the persons named in the form of proxy have advised that they will vote for such substitute nominee as the Board of Directors of the Company may propose.

The nominees and directors are presented below by class.

                                                              DIRECTOR                  TERM AS
                                                              OF THE                    DIRECTOR
NAME                                AGE                       COMPANY  SINCE            EXPIRES IN

NOMINEES FOR DIRECTOR
Herbert M. Pearlman                 65                        1984                      1998
Fred S. Zeidman                     51                        1993                      1998
John E. Stieglitz                   64                        1991                      1998

OTHER DIRECTORS

David S. Lawi                       63                        1984                      1999
Walter M. Craig, Jr.                44                        1993                      1999

Daniel T. Murphy                    59                        1986                      2000
William Lurie                       67                        1995                      2000


PRINCIPAL OCCUPATION OVER THE PAST FIVE YEARS AND OTHER DIRECTORSHIPS OF NOMINEE OR DIRECTOR

HERBERT M. PEARLMAN Mr. Pearlman has been Chairman of the Company's Board of Directors since March l984. Since 1980, he has served as President, Chief Executive Officer and a Director of Helm Capital Group, Inc., a public holding company and the holder of 15.5% of the Company's common stock ("Helm"). Since June 1984, he has been Chairman of the Board of Helm. Mr. Pearlman is Chairman of the Board of Directors of Seitel, Inc. ("Seitel"). Seitel is a New York Stock Exchange company engaged in acquiring and marketing seismic information to the oil and gas industry. In 1990, Mr. Pearlman became Chairman of the Board of Unapix Entertainment, Inc. ("Unapix"), an American Stock Exchange company which is engaged in marketing and distributing films and television products.

FRED S. ZEIDMAN Mr. Zeidman was appointed President, Chief Executive Officer and a Director of the Company in July 1993. He served as President of Interpak Terminals, Inc., a wholly-owned subsidiary of Helm engaged in the packaging and distribution of thermoplastic resins, from July 1993 until July 1997. Previously, Mr. Zeidman served as Chairman of Unibar Energy Services Corporation, one of the largest independent drilling fluids company in the United States, from 1985 to 1991, when it was acquired by Anchor Drilling Fluids of Norway. From April 1992 until July 1993, Mr. Zeidman served as President of Service Enterprises, Inc., which is primarily engaged in plumbing, heating, air conditioning and electrical installation and repair. From 1983 to 1993, Mr. Zeidman served as President of Enterprise Capital Corporation, a federally licensed small business investment company specializing in venture capital financings.

JOHN E. STIEGLITZ Mr. Stieglitz is Chairman Emeritus of Conspectus, Inc., a privately-held company engaged in providing consulting services to the professional investment communities in the area of executive recruiting. Mr. Stieglitz has been a director of Helm since 1986 and a director of Seitel since 1989.

WALTER M. CRAIG, JR. Mr. Craig has been President of Core Capital, Inc. (formerly Professionals' Financial Services, Inc.), a Delaware corporation which is in the business of financing receivables of healthcare and other enterprises, since 1993. He also serves as President and a Director of PLB Management Corp., the general partner of The Mezzanine Financial Fund, L.P. (the "Fund"), a Delaware limited partnership which makes collateralized loans to companies, and as President of the Fund, since 1993. Mr. Craig has been a Director of

Seitel since 1987 and a director of Unapix since 1993. He has also served as a Director, Executive Vice President and Chief Operating Officer of Helm since 1993. Prior thereto, Mr. Craig served as Vice President for business and legal affairs for Helm.

DAVID S. LAWI Mr. Lawi has been Secretary of the Company since March 1984. He was elected Chairman of the Executive Committee in October 1986. He has been Secretary and a Director of Helm since 1980, and served as Executive Vice President of Helm from 1980 until 1992. Since l982 he has been a Director of Seitel and has been Chairman of Seitel's Executive Committee since 1989. In 1993 he became Secretary and Treasurer of Unapix, and a Director and Chairman of the Executive Committee of Unapix.

WILLIAM LURIE Mr. Lurie is presently serving as Co-Chairman and a Director of The Foundation for Prevention & Early Resolution of Conflicts. He also serves as a Director of Mineral Technologies, Inc. Since May 1997, Mr. Lurie has served as Chairman of the Board of Eagle Geophysical, Inc., a public company engaged in the business of the acquisition of seismic information. Prior thereto, he spent almost 20 years with General Electric Company and ten years with International Paper Company in legal and management positions, including General Counsel, and thereafter served as President of The Business Roundtable for ten years.

DANIEL T. MURPHY Mr. Murphy joined the Company in May 1984 as Vice President-Finance and Operations and served as Executive Vice President of Operations and Chief Financial Officer of the Company from 1985 until September 1997. Mr. Murphy joined Helm in May 1984 as Vice President and Chief Financial Officer. In January 1996, he was appointed Vice President and Chief Financial Officer of Unapix.

COMMITTEES AND ATTENDANCE

        During 1997, the Company's Board of Directors held four meetings, which were attended by all of the directors then in office.

         The Board of Directors has an Executive Committee, an Audit Committee, a Compensation and Stock Option Committee and an Acquisition Committee. The Executive Committee is comprised of Messrs. Pearlman, Lawi and Zeidman. The function of the Executive Committee is to act on an interim basis for the full Board. The Executive Committee did not meet separately from the full Board of Directors during 1997. The Audit Committee and the Compensation and Stock Option Committee presently are comprised of Mr. Stieglitz and Mr. Lurie. The Audit Committee and the Compensation and Stock Option Committee did not meet separately from the full Board of Directors during 1997. The Acquisition Committee presently is comprised of Mr. Lurie. Mr. Lurie held several meetings during 1997 in connection with the proposed acquisition of Interpak Holdings, Inc. from Helm which did not take place.

COMPENSATION OF DIRECTORS

        Non-employee directors receive a fee of $6,000 in cash and $6,000 of common stock for services they render to the Company, payable on December 31 of each year, except that for 1997, Mr. Lurie, who also served as Chairman of the Acquisition Committee, received a fee of $12,000 in cash and $12,000 in common stock for services rendered. All 1997 compensation to Mr. Lurie was paid on a deferred basis. Expenses reasonably incurred in the furtherance of the directors' duties are reimbursed by the Company.

SIGNIFICANT EMPLOYEES

         In addition to Messrs. Pearlman, Zeidman and Lawi, the Company has three additional significant employees. Wm. Chris Mathers, 38, joined the Company in January 1994 as controller. In September 1997, he was appointed Chief Financial Officer of the Company.

        Kenneth Schrader, 59, has served as President of InterSystems Nebraska since 1978.

        Scott Owens, 34, has served as President of Chemtrusion since 1993. He divides his time between the Houston and Mytex facilities.

        Messrs. Pearlman and Lawi allocate their work-related time, and the other executive officers of the Company spend all of their work-related time, on the various businesses of the Company and its subsidiaries and affiliates.

COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC") and the American Stock Exchange initial reports of ownership and reports of changes of ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based upon a review of reports and amendments thereto furnished to the Company during, and with respect to, its most recent fiscal year, and written representations furnished to the Company, it appears that all such reports required to be filed were filed on a timely basis, except that a report on Form 4 for John Stieglitz reporting the receipt of 1,964 shares of common stock upon conversion of outstanding debentures was filed five days late.


                             EXECUTIVE COMPENSATION

        Set forth below is certain information with respect to cash and non-cash compensation awarded to, earned by or paid to the Company's Chief Executive Officer during 1997. With the exception of Mr. Pearlman and Mr. Zeidman, no executive officers of the Company earned over $100,000 for the fiscal year ended December 31, 1997. See "Employment Arrangements" below.

                           SUMMARY COMPENSATION TABLE

NAME AND
PRINCIPAL                                                       ANNUAL COMPENSATION                          ALL OTHER
POSITION                                                    YEAR                   SALARY                  COMPENSATION(1)
FRED S. ZEIDMAN,                                            1997                  $115,000                         -
President and                                               1996                    50,000                         -
Chief Executive                                             1995                    50,000                         -
Officer

HERBERT M. PEARLMAN,                                        1997                    100,000                    $57,496
Chairman                                                    1996                    100,000                     57,300
                                                            1995                    100,000                     19,344

(1)  Represents premiums on life insurance policies and auto allowance.

                INDIVIDUAL OPTION/SAR GRANTS IN LAST FISCAL YEAR


                           NUMBER OF                 PERCENT OF
                           SECURITIES                TOTAL OPTIONS/
                           UNDERLYING                SARS GRANTED
                           OPTIONS/                  TO EMPLOYEES             EXERCISE OR                 EXPIRATION
                           SARS GRANTED              IN FISCAL YEAR           BASE PRICE                  DATE
NAME                            (#)                           (%)                   ($/SH)
----------------------------------------------------------------------------------------------------------------------
FRED S.                      100,000                        18.6               $2.125                     9/3/02
ZEIDMAN

HERBERT M.                   100,000                        18.6               $2.125                     9/3/02
PEARLMAN


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                     FISCAL YEAR-END OPTION/SAR VALUE TABLE

        The following table sets forth aggregated option exercises in the last fiscal year, the number of unexercised options and fiscal year-end values of in the money options for the Chief Executive Officer. All options were out of the money at December 31, 1997.

                                                                                           VALUE OF
                                                           NUMBER OF                       UNEXERCISED
                  SHARES                                   UNEXERCISED                     IN-THE-MONEY
                  ACQUIRED                                 OPTIONS AT                      OPTIONS AT
                  ON                                       FISCAL Y/E                      FISCAL Y/E
                  EXERCISE             VALUE               EXERCISABLE/                    EXERCISABLE/
NAME                (#)               REALIZED ($)         UNEXERCISABLE                   UNEXERCISABLE
--------------------------------------------------------------------------------------------------------------
FRED S.
ZEIDMAN              -                     -                 500,000/-                        -  /  -

HERBERT M.
PEARLMAN             -                     -                 100,000/ -                       -  /  -

                                    EMPLOYMENT ARRANGEMENTS

The specific material terms of the agreements for the current executive officers of the Company are set forth below.

ZEIDMAN AGREEMENT

         In 1993, Mr. Zeidman and the Company entered into a three-year employment agreement pursuant to which Mr. Zeidman would serve as President and Chief Executive Officer of the Company. The agreement is renewable on a year to year basis thereafter provided that notice of termination is not given. Pursuant to the employment agreement, Mr. Zeidman is entitled to a base salary of $150,000 per year and a bonus of 2% of the first $1 million in net income of the Company, 3% of the second $1 million of net income and 4% of all net income in excess of $2 million, not to exceed 150% of salary. Upon execution of the employment agreement, Mr. Zeidman also received options to purchase 200,000 shares of Common Stock at $2.00 per share and options to purchase 200,000 shares of Common Stock at $3.00 per share which are fully vested. These options, which expire in June 1998, have recently been extended for an additional five years.

         Until July 31, 1997, Mr. Zeidman also served as President and Chief Executive Officer of Interpak Terminals, Inc. ("Interpak"), a wholly-owned subsidiary of Helm Capital Group, Inc. ("Helm"). Mr. Zeidman allocated his time between the Company and Interpak, and Interpak contributed a portion of the Company's contracted salary directly to Mr. Zeidman in compensation of his services based upon the relative amount of time spent at each company, thereby reducing the amount of salary payable by the Company. During 1997, Mr. Zeidman received $45,769 in compensation from Interpak, which was sold in July 1997.

        The Company's agreement with Mr. Zeidman also provides that the Board of Directors will continue to cause Mr. Zeidman to be elected as a member of the Board of Directors of the Company, until the earlier of such time as his ownership in the common stock of the Company is under 100,000 shares, or his death or voluntary resignation.

        In September 1997, Mr. Zeidman agreed to an amendment to his employment agreement which provides for a base salary of $100,000, increasing to $125,000 when earnings before taxes ("EBT") exceeds $1 million and $150,000 when EBT exceeds $1.5 million. In addition, his bonus will be 4% of EBT, reducing to 3% of EBT when his salary reaches $150,000. For the years 1998, 1999 and 2000, EBT means EBT over $0; for the years 2001, 2002 and 2003, EBT means EBT over $250,000 and thereafter, EBT will increase by $250,000 every three years.

        In addition, in September 1997, the Company granted Mr. Zeidman 55,000 incentive stock options under the Company's newly adopted 1997 Stock Option Plan with an exercise price of $2.125 and an expiration date of September 2002 (the "Plan"), and 45,000 non-Plan options with identical terms.

PEARLMAN AGREEMENT

    Mr. Pearlman is a party to an employment agreement which provides for his employment as Chairman of the Company for a term ending December 31, 1997, and renewable thereafter at the Company's option on a year to year basis. The agreement, as amended, provides for a base salary of approximately $240,000, which has been voluntarily reduced to $100,000. In addition, Mr. Pearlman is entitled to an annual bonus equal to 5% of the Company's consolidated pre-tax profits, less the amount paid to Mr. Pearlman by Helm for the Company's consolidated earnings for the year, which are reflected in Helm's financial statements as a result of Helm's ownership in the Company.

        Upon a change in Helm's control of the Board, the agreement provides that each officer may terminate his employment under the agreement upon 18 months notice and receive, upon conclusion of that period, after diligently carrying out his duties, a lump sum severance payment equal to 18 months salary. The agreement provides that upon the expiration of the term, if the officer's employment is not continued, he will be entitled to a severance payment of two years' salary continuation (unless employment is secured elsewhere).

        If employment continuation is offered but declined by the officer, the officer must act as a consultant for two years at 50% of his latest salary, during which time he may not provide services for any competitors.

        In September 1997, the Company and Mr. Pearlman agreed to an amendment to his employment agreement which provides for a bonus of 5% of EBT and an increase in base salary to $125,000 when EBT exceeds $1 million, $150,000 when EBT exceeds $1.5 million, $175,000 when EBT exceeds $2.0 million and $200,000 when EBT exceeds $2.5 million. In addition, the contract was extended for five years until June 30,

2002, with a two year evergreen renewal feature thereafter. In September 1997, the Company granted to Mr. Pearlman 55,000 incentive stock options under the Plan, and 45,000 non-Plan options with identical terms.

DAVID S. LAWI

        Mr. Lawi's contract contains essentially the same provisions as Mr. Pearlman's agreement, except that it provides for a current base salary of $130,000, which has been voluntarily reduced to $50,000, and a bonus of 2.5% of the Company's consolidated pre-tax profits for each fiscal year, less the amount paid to Mr. Lawi by Helm for the Company's consolidated earnings for the year which are reflected in Helm's financial statements as a result of Helm's ownership in the Company.

        In September 1997, the Company and Mr. Lawi agreed to an amendment to his employment agreement which provides for a bonus of 2.5% of EBT and an increase in base salary to $62,500 when EBT exceeds $1 million, $75,000 when EBT exceeds $1.5 million, $87,500 when EBT exceeds $2.0 million and $100,000 when EBT exceeds $2.5 million. In addition, the contract was extended for five years until June 30, 2002, with a two year evergreen renewal feature thereafter. In September 1997, the Company granted to Mr. Lawi 25,000 incentive stock options under the Plan, and 25,000 non-Plan options with identical terms.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


     Set forth below is certain information as of May 1, 1998 concerning the beneficial ownership of Common Stock (the Company's only class of voting securities) held by each person who is the beneficial owner of more than 5% of the Common Stock, and by each director and by all executive officers and directors of the Company as a group.

                                                   AMOUNT AND NATURE
                                                   OF BENEFICIAL                               PERCENT OF
NAME                                               OWNERSHIP (1)(2)                              CLASS (2)
----                                               -----------------                             ---------
BENEFICIAL HOLDERS
Helm Capital Group, Inc.                             1,226,621(3)                                   15.5%
537 Steamboat Road
Greenwich, CT  06830

Strategic Growth                                       678,000(4)                                    8.1%
International, Inc.
111 Great Neck Road
Great Neck, N.Y.  11021

John V. Winfield                                       576,000(5)                                    7.1%
2121 Avenue of the Stars
Los Angeles, CA  90067


OFFICERS AND DIRECTORS
Fred S. Zeidman ............                           780,000(6)                                    9.3%
7115 Clinton Drive
Houston, Texas  77020

Herbert M. Pearlman ........                           731,549(7)                                    8.7%
537 Steamboat Road
Greenwich, CT  06830

David S. Lawi ..............                           504,847(8)                                    6.1%
537 Steamboat Road
Greenwich, CT  06830

Walter M. Craig, Jr.........                             17,220(9)                                    *
Daniel T. Murphy ...........                             25,232(10)                                   *
John E. Stieglitz...........                             27,388(11)                                   *
William Lurie...............                             20,000(12)                                   *

All executive officers
and directors
as a group (7 persons) ....                          2,009,361(13)                                  21.4%

----------------------
* Less than 1%

(1) Except as otherwise indicated, each named holder has, to the best of the Company's knowledge, sole voting and investment power with respect to the shares indicated.

(2) Includes shares that may be acquired within 60 days by any of the named persons upon exercise of any right.

(3) Includes shares issuable upon exercise of Common Stock Purchase Warrants expiring December 31, 1999 at $3.50 per share (the "Dividend Warrants")(6,035).

(4) Includes 60,000 shares held by each of two principals of Strategic Growth International, Inc. ("SGII"), Stanley Altschuler and Richard Cooper. Also includes 450,000 shares that are issuable upon exercise of a like amount of Common Stock Purchase Warrants expiring June 11, 2002 at $1.125 per share held by SGII, and 30,000 shares that are issuable upon exercise of a like amount of Common Stock Purchase Warrants expiring June 11, 2002 at $1.375 per share held each of Messrs. Altschuler and Cooper.

(5) Includes 192,000 shares held by Intergroup Corporation, 2121 Avenue of the Americas, Los Angeles, CA 90067, with respect to which Mr. Winfield is Chairman of the Board. Also includes 192,000 shares that are issuable upon exercise of a like amount of Common Stock Purchase Warrants expiring January 15, 2000 at $1.80 per share, 96,000 of which are held by Mr. Winfield directly and 96,000 of which are held by Intergroup Corporation.

(6) Includes shares issuable upon exercise of stock options (400,000), Common Stock Purchase Warrants expiring June 30, 2000 at $1.50 per share (the "Warrants") (15,000) and Common Stock Purchase Warrants expiring October 29, 2001 at $1.375 per share (the "1996 Warrants") (30,000) and 100,000 stock options expiring September 2002 with an exercise price of $2.125 (the "1997 Options").

(7) Includes shares issuable upon exercise of 1997 Options (100,000), Dividend Warrants (77,551), Warrants (45,000), Common Stock Purchase Warrants expiring July 11, 2000 at $1.125 per share issued in lieu of compensation (the "Employment Warrants") (100,000), 1996 Warrants (60,000) and upon conversion of Series A 10% Debentures due June 30, 2001 at $1.27 per share (157,480).

(8) Includes shares issuable upon exercise of 1997 Options (50,000), Dividend Warrants (73,875), Employment Warrants (50,000), 1996 Warrants (60,000) and upon conversion of Series A 10% Debentures (157,480).

(9)      Includes shares issuable upon exercise of Dividend Warrants (4,000).

(10)     Includes shares issuable upon exercise of Dividend Warrants (3,750).

(11) Includes shares issuable upon exercise of Warrants (5,000) and 1997 Warrants (10,000).

(12)     Includes 20,000 shares issuable upon exercise of stock options.

(13) Includes shares issuable upon exercise of stock options (430,000), 1997 Options (250,000), Dividend Warrants (159,176), Warrants (65,000), Employment Warrants (150,000), 1996 Warrants (150,000) and upon conversion of Series A 10% Debentures (314,960).

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        During 1997, management of Helm provided various administrative, managerial, financial, legal and accounting services to the Company for which the Company is charged direct costs and expenses. Certain indirect administrative and managerial costs are allocated to the Company based upon certain formulas which management deems to be reasonable. During 1997, Helm had net advances due to the Company of $400,000 which included a $250,000 down payment for the acquisition by the Company of Interpak Terminals, Inc. which never took place. This amount was repaid in 1997 by cancellation of a $30,000 InterSystems debenture held by Helm, transferring $117,000 of the Company's common stock, or 70,060 shares at $1.67 per share, held by Helm to the Company, issuing $117,000 of Helm common stock, or 169,565 shares at $.69 per share, to the Company, and the payment of $136,000 in cash. For purposes of computing the number of shares to be issued, the average stock price for the 30 days following the date of the June 6, 1997 Helm board meeting at which the transaction was approved was used.

        In January, 1995, Core Capital, Inc. ("CCI") (formerly known as Professionals' Financial Services, Inc.), which is controlled by Messrs. Herbert Pearlman, David Lawi and Walter M. Craig, Jr., made a $100,000 accounts receivable line of credit available to The Tropical Manufacturing Group, Inc.("TMG"), which was a party to an operating agreement and a letter of intent for the purchase of assets with Tropical Systems, Inc. ("TSI"), a subsidiary of InterSystems Nebraska. Effective upon the execution of the operating agreement in October 1995, no further accounts receivable of TMG were purchased under the line of credit, and CCI entered into a substitute accounts receivable line of credit in the amount of $250,000 with TSI. On October 31, 1996, an involuntary petition under Chapter 7 of the federal bankruptcy laws was filed against TMG. The filing was later converted to a voluntary petition and the operating agreement between TMG and TSI terminated. TSI guaranteed the amounts owing by TMG to PFS. At June 30, 1997, TSI was indebted to CCI in the amount of $109,000 under the TMG line of credit and pursuant to the TSI line of credit. In full settlement of all amounts owing to CCI, the Company issued 109,000 shares of its common stock, at $1.00 per share to CCI after completion of the bankruptcy proceedings.

         During 1996, the Company had borrowings outstanding under a line of credit with an affiliated company, which were repaid in 1996 and the agreement was terminated. The line of credit provided a maximum borrowing of $450,000 and bore interest at 25%. During 1996, the Company incurred interest expense of $3,000. At December 31, 1996, the Company had accrued interest payable totaling $34,000 under this line of credit which was repaid in 1997 by issuance of 36,000 shares of the Company's common stock.

                             VOTING ON THE PROPOSALS

         Directors will be elected by a plurality of the votes cast at the meeting. With regard to the election of directors, votes may be cast in favor or withheld, votes that are withheld will be excluded entirely from the vote and will have no effect. With respect to any other proposal, abstentions may be specified and will have the effect of a negative vote. Likewise, broker non-votes are counted for the purposes of determining the presence or absence of a quorum with respect to a given proposal, but they are not counted for purposes of determining whether the proposal has been approved.

                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected BDO Seidman, LLP as independent auditors for the Company for the year ended December 31, 1998. BDO Seidman, LLP has served as independent auditors for the Company since 1985.

                            PROPOSALS BY STOCKHOLDERS

         Proposals that the stockholders wish to include in the Company's proxy statement and form of proxy for presentation at the next Annual Meeting of Stockholders must be received by the Company at 7115 Clinton Drive, Houston, Texas 77020, Attention: David S. Lawi, Secretary, prior to March 10, 1999.

                                  MISCELLANEOUS

         The Board of Directors knows of no other matters that are to be brought before the meeting. However, if any other matters do come before the meeting, the persons named on the enclosed form of proxy or their substitutes will vote in accordance with their judgment on those matters.

         The cost of solicitation of proxies, including expenses in connection with preparing, assembling and mailing this proxy statement, will be borne by the Company. The solicitation will be made by mail and may also be made by officers or regular employees of the Company personally or by telephone or facsimile. The company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy material to beneficial owners.

Houston, Texas
June 1, 1998

FORM OF PROXY




                               INTERSYSTEMS, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 9, 1998




        Revoking all prior proxies, the undersigned, a stockholder of InterSystems, Inc. (the "Company"), hereby appoints DAVID S. LAWI and Walter M. Craig, JR., and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of common stock, par value $.01 per share (the "Common Stock") of the Company owned by the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Company's offices located at 537 Steamboat Road, Greenwich, Connecticut 06830 on July 9, 1998 at 10:00 a.m., local time, and at any adjournment thereof, as fully and effectively as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming that all said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse.

                  IMPORTANT: SIGNATURE REQUIRED ON REVERSE SIDE

1.       Election of Directors

          NOMINEES: Herbert M. Pearlman
                    Fred S. Zeidman
                    John E. Stieglitz


                FOR ALL NOMINEES           [   ]
                LISTED TO THE RIGHT
                (EXCEPT AS MARKED TO
                THE CONTRARY)

                WITHHOLD AUTHORITY         [   ]
                TO VOTE FOR
                NOMINEES LISTED

                FOR, except votes withheld for the following nominees:

          _________________________________________________________________

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE LISTED NOMINEES AS DIRECTORS.

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE.

PLEASE CHECK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS AT 10:00 A.M. ON JULY 9, 1998. [___]



SIGNATURE______________________________________     DATE__________________, 1998



SIGNATURE______________________________________     DATE__________________, 1998


NOTE: Please sign your name exactly as it appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, agent, executor, administrator, trustee, guardian or corporate officer, please give your full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.